Exhibit 10.1

AMENDMENT NO. 2
TO THE
BLUCORA, INC. 2016 EQUITY INDUCEMENT PLAN

(Effective as of May 24, 2018)

This Amendment No. 2 to the Blucora, Inc. 2016 Equity Inducement Plan (this “Amendment”), is adopted by action of the Board of Directors (the “Board”) of Blucora, Inc., a Delaware corporation (the “Company”) to be effective as of the date set forth above. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Blucora, Inc. 2016 Equity Inducement Plan (the “Inducement Plan”).

WHEREAS, Section 16.1 of the Inducement Plan permits the Board to amend the Inducement Plan at any time;

WHEREAS, in order to have a consistent share usage application under the Inducement Plan with the Blucora, Inc. 2015 Incentive Plan, as amended and restated (the “2015 Incentive Plan”), and the Blucora, Inc. 2018 Long-Term Incentive Plan, which has been approved by the Board and submitted to stockholders for approval at the 2018 Annual Meeting of Stockholders and will replace the 2015 Incentive Plan if approved by the Company’s stockholders, the Board desires to amend the Inducement Plan to incorporate a substantially similar fungible share provision; and

WHEREAS, as of the date hereof, the Board resolved that this Amendment be adopted and that the Inducement Plan be amended as set forth herein.

NOW, THEREFORE, in accordance with Section 16.1 of the Inducement Plan, the Company hereby amends the Inducement Plan as follows:

1.Section 4 of the Inducement Plan is hereby amended by adding the following new Section 4.3 to the end of Section 4:

4.3    Fungible Share Provision

The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 2.0 shares for each share delivered in settlement of Awards other than Options or SARs and one share for each share delivered in settlement of Options or SARs. Any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 4.2 shall be added back to the Plan as 2.0 shares if such shares were subject to Awards other than Options or SARs and one share if such shares were subject to Options or SARs.

2.Except as expressly amended by this Amendment, the Inducement Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above, pursuant to prior action taken by the Board.

BLUCORA, INC.

By:	/s/ John S. Clendening
Name:	John S. Clendening
Title:	President and Chief Executive Officer